DEBENTURE COMMITMENT AGREEMENT

                                February   , 1998

Initio, Inc.
2500 Arrowhead Drive
Carson City, Nevada 89701

Ladies and Gentlemen:

            This is to set forth the agreement and understanding between Initio, Inc. (the "Company") and the Pioneer Ventures Associates Limited Partnership, having an address at 651 Day Hill Road, Windsor, Connecticut 06095 (the "Limited Partnership") and the Limited Partnership's General Partner, Ventures Management Partners LLC (the "General Partner") as follows:

            1. The Limited Partnership hereby agrees to lend to the Company the sum of $3,000,000 which shall be evidenced by and repaid by the Company in accordance with the Convertible Subordinated Debenture attached hereto as Exhibit A (the "First Subordinated Debenture"), which will be executed and delivered by the Company to the Limited Partnership concurrently with the funding of the loan evidenced thereby. Such loan shall be made by the Limited Partnership to the Company within 15 business days of the date hereof by wire transfer of immediately available funds to an account(s) specified by the Company. The proceeds of such loan shall be used to repay in full the Company's indebtedness to Summit Bank and for general working capital purposes.

            2. In addition, the Limited Partnership hereby commits to lend to the Company the sum of $2,000,000, which shall be evidenced by and repaid by the Company in accordance with a second series of convertible subordinated debentures (collectively, the "Second Subordinated Debenture") having the same terms and conditions as the First Subordinated Debenture except that (a) the maturity date thereof shall be five years from the date such loan is made and
(b) the amount of $3.00 per share in Section 5.1 shall be changed to $5.00 per share (retaining all other terms). The $2,000,000 loan shall be made in accordance with certain notice provisions, but such commitment shall expire at 5:00 p.m. New York time on February 28, 1999. This second and subsequent loan may be made in minimum increments of $500,000. As a condition precedent to closing of each Second Subordinated Debenture (i) the Limited Partnership and the Company shall each make the representations set forth in Sections 7, 8 and satisfy all of the conditions set forth in Section 10 hereof with respect to the Second Subordinated
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Debenture, provided, however, that the term "Financial Statements" used in
Section 8(f) shall be deemed to refer to the most recent audited and unaudited financial statements of the Company and the date in Section 8(g) shall be changed to the date of the most recent quarterly or annual report of the Company, whichever is later and (ii) all of the closing documents delivered in connection with the First Subordinated Debenture shall be updated and delivered in connection with the closing of each Second Subordinated Debenture. Such loan shall be made by the Limited Partnership to the Company by wire transfer of immediately available funds to an account(s) specified by the Company within 15 business days of the Company's written request made on or before February 28, 1999, which request shall set forth in reasonable detail the proposed application of the proceeds of such Second Subordinated Debenture for acquisitions (including working capital for an acquisition) and/or development of an Internet site, provided, however, that the undersigned shall not be required to make the loan contemplated by this paragraph if there shall then exist an Event of Default (as that term is defined in the First Subordinated Debenture). It is understood and agreed that a condition to the Limited Partner-ship's funding the Second Subordinated Debenture is that the funds be used for the purposes set forth herein. Each Second Subordinated Debenture will be executed and delivered by the Company to the Limited Partnership concurrently with the funding of the loan evidenced thereby.

      3.  Fees.

            (a) Legal Fees. The Company shall pay at the First Subordinated Debenture closing the attorneys fees and out-of-pocket expenses of counsel for the Limited Partnership in connection with the transactions contemplated hereby; such attorneys fees and out-of-pocket expenses shall equal $15,000. This fee shall be all inclusive for any subsequent closing of the Second Subordinated Debenture. In addition, the Company shall pay its own counsel's fees and all of the expenses of the closing, including all search fees, filing fees, governmental certification fees, third party investigation or other due diligence fees for reports, filings or certifications reasonably requested to effect the closing.

            (b) Expenses. The Company will reimburse the General Partner of the Limited Partnership for its out-of-pocket expenses incurred in connection with visits to the Company's facilities and other costs and expenses actually incurred in connection with its due diligence investigation of the Company, provided, however, that in no event shall the Company be required to pay more than $5,000 in connection therewith. The General Partner of
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the Limited Partnership hereby acknowledges receipt from the Company of a check in the amount of $20,000 in payment of the fees and expenses set forth in Sections 3(a) and 3(b).

            (c) Investment Banking Fees. The Company shall pay an investment banking fee of $21,000 to the General Partner of the Limited Partnership concurrently with its execution and delivery of the First Subordinated Debenture. In the event that the entire $20,000 being delivered to the General Partner of the Limited Partnership concurrently with the execution hereof is not used for the purposes set forth in Sections 3(a) and 3(b) at the execution and delivery of the Second Subordinated Debenture, the General Partner of the Limited Partnership shall apply any excess to the investment banking fee payable with respect to the Second Subordinated Debenture. Concurrently with the Company's execution and delivery of the Second Subordinated Debenture, the Company will pay an investment banking fee of $14,000 to the General Partner of the Limited Partnership.

            (d) Break-Up Fee. At any time prior to the funding of the First Subordinated Debenture, the Company may terminate this Agreement by written notice without any obligation or liability other than to deliver a payment of $15,000 to the General Partner of the Limited Partnership concurrently with such written notice.

      4.  Agreements Concerning Directors.

            (a) Generally. Effective immediately prior to or concurrently with the funding of the First Subordinated Debenture, Robert A. Lerman or the nominee of the General Partner shall be elected a director of the Company for a three year term. So long as any principal and/or interest payment shall remain outstanding under either the First Subordinated Debenture or the Second Subordinated Debenture (collectively, the "Debentures") and so long as the Limited Partnership shall own any Conversion Shares (as that term is defined in the Debentures), the Company shall nominate, include in the list of candidates for directors recommended by the Board of Directors, and use its best efforts to have elected either Robert A. Lerman or the nominee of the General Partner. In furtherance of the foregoing, Martin Fox, Daniel DeStefano and certain other shareholders of the Company shall simultaneously execute and deliver to the Limited Partnership a Voting Agreement in substantially the form of Exhibit B attached hereto.

            (b) On Default. In the event that the Company shall default in the due and punctual payment of any installment of interest on the Debentures when and as the same shall become due and payable and such default shall continue for 30 days, in
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addition to the other remedies available to the Limited Partnership, the Company shall nominate, and use its best efforts to have promptly elected or appointed such number of individuals as shall, when added to the director referred to in
Section 4(a), give the Limited Partnership a majority of the total number of directors of the Company for so long as any principal amount shall remain outstanding under the Debentures. To facilitate the foregoing, the Company has, concurrently with the execution hereof, amended its by-laws in a manner satisfactory to the Limited Partnership and the Company shall not change such amended provision of its by-laws without the Limited Partnership's prior written consent. Failure to obtain such prior written consent to any such change shall constitute an Event of Default under the Debentures.

      5. Indemnification of the Limited Partnership. The Company will indemnify and hold harmless the Limited Partnership, the General Partner and each of its managers, officers and agents and each person, if any, who controls the Limited Partnership within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (collectively, the "Indemnified Persons") against any losses, claims, damages or liabilities, joint or several, to which the Limited Partnership or the Indemnified Persons may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any material inaccuracy or inadequacy in or breach or default of any of the Company's representations, warranties, covenants or agreements in this Agreement or the Debentures or any filings or press releases made by the Company pursuant to the Exchange Act ("Exchange Act Filings"), (b) any untrue statement of any material fact contained in any registration statement contemplated by Section 6 of the Debentures (the "Registration Statement") or any Exchange Act filings, (c) the omission or alleged omission to state therein a material fact required to be stated in the Registration Statement or any Exchange Act filings or necessary to make the statements in the Registration Statement or any Exchange Act filings not misleading, or (d) any violation by the Company of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act and will reimburse, within 30 days of incurring such expenses, the Limited Partnership and the Indemnified Persons for any legal or other expenses reasonably incurred by the Limited Partnership and the Indemnified Persons in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any
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Exchange Act filings in reliance upon and in conformity with written information furnished by and with respect to the Limited Partnership specifically for use in the preparation thereof. In the event that a claim is made hereunder, the Company shall defend such claim at its own expense. The Company shall not be required to indemnify the Limited Partnership and the Indemnified Persons for any payment made to any claimant in settlement of any suit or claim made by the Limited Partnership unless such payment is approved in writing by the Company.

      6. [INTENTIONALLY OMITTED].

      7. Representations of the Limited Partnership. The Limited Partnership hereby represents and warrants the following to the Company:

            (a) Accredited Investor. It is an accredited investor within the meaning of Rule 501 of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

            (b) Investment Purpose. It is acquiring the Debentures and any shares of the Company's Common Stock which it may acquire upon the conversion of Debentures (the Debentures and such shares are hereinafter referred to as the "Securities") for investment and not with a view to the sale or distribution thereof, for its own account and not on behalf of others (except its limited partners) and has not granted any other person any right or option or any participation or beneficial interest in any of the Securities. The Limited Partnership acknowledges its understanding that the Securities constitute restricted securities within the meaning of Rule 144 of the Commission under the Securities Act, and that none of the Securities may be sold except pursuant to an effective registration statement under the Securities Act or in a transaction exempt from registration under the Securities Act, and acknowledges that it understands the meaning and effect of such restriction. The Limited Partnership is aware that no federal or state regulatory agency or authority has passed upon the sale of the Securities or the terms of the sale or the accuracy or adequacy of any material being provided to the Limited Partnership and that the price of the Securities was negotiated between the Company and the Limited Partnership and does not necessarily bear any relationship to the underlying assets or value of the Company. The Limited Partnership understands that an investment in the Securities involves a high degree of risk.

            (c) Opportunity to Meet with Management. The General Partner on behalf of the Limited Partnership acknowledges that it
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has had an opportunity to meet with and ask questions of the Company's management.

            (d) Authorization; Validity. This Agreement has been duly authorized and constitutes the valid and legally binding obligation of the Limited Partnership in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency and other laws relating to or affecting creditors' rights generally and subject also to general principles of equity affecting the right to specific performance and injunctive relief.

            (e) Approvals. No authorization or approval of, or filing with, or compliance with any applicable order, judgment, decree, statute, rule or regulation of, any court or governmental authority, or approval, consent, release or action of any third party, is required in connection with the execution and delivery by the Limited Partnership of, or the performance or satisfaction of any agreement of the Limited Partnership contained in or contemplated by, this Agreement.

      8. Representations of the Company. The Company hereby represents and warrants the following to the Limited Partnership:

            (a) Corporate Organization, Standing and Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power, legal right and authority to conduct its business and own, lease and operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated. The Company has no subsidiaries except as set forth in the 1997 10-KSB (as that term is hereinafter defined). Such subsidiaries are hereinafter referred to as the "Subsidiaries". Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power, legal right and authority to conduct its business and own, lease and operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated. Each of the Subsidiaries is wholly owned by the Company.

            (b) Property. The Company, either directly or indirectly through the Subsidiaries, has good and marketable title to all its material assets in each case free and clear of all liens, except (i) liens disclosed in Exhibit C attached hereto, (ii) the lien, if any, of current taxes not yet due and payable, (iii) such minor imperfections in title and encumbrances, if any, as do not materially detract from the value
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Page 7


or interfere with the present use thereof and (iv) liens created pursuant to equipment finance leases.

            (c) Default. The Company and the Subsidiaries are not in violation of, breach of or default under, and no event (including, without limitation, execution of and consummation of the transactions provided for in this Agreement) has occurred which with the passage of time or notice from or action by any party thereto or otherwise could result in a violation of or default under, or give any other person the right to terminate, as the case may be, any indenture, mortgage, security, loan, lease or other material agreement to which the Company or any of the Subsidiaries is a party or by which it is bound or result in the creation, imposition or acceleration of any material lien of any nature in favor of any other person.

            (d) Permits; Compliance with Laws. The Company and the Subsidiaries possess all necessary valid licenses, permits, franchises, consents, authorizations and approvals of or from governmental departments, agencies and instrumentalities for the business and operations of the Company and the Subsidiaries as presently conducted and is not in material default with respect to nor in violation of, and has not received notice of any violation of or of any proceedings for the termination or revocation of, any such license, permit, franchise, consent, authorization or approval or, to the best of its knowledge, any applicable Federal, state, local or foreign law, statute, ordinance, regulation, order or requirement relating to its business, operations or assets, or the use thereof, which default or violation could have a materially adverse affect upon its business or operations. Without limiting the generality of the foregoing, the Company has not received any notice of delisting from Nasdaq.

            (e) Litigation. Except as set forth in a separate letter from the Company to the Limited Partnership, there are no actions, suits, claims, arbitrations, administrative or other proceedings or governmental investigations seeking $10,000 or more in damages pending or, to the best of the Company's knowledge, threatened against, relating to or affecting the Company or any of the Subsidiaries, or their respective business, operations or assets, whether or not fully covered by insurance, or which question or seek to prevent consummation of the transactions provided for in this Agreement, whether at law or in equity, or before or by any Federal, state, local, foreign or other governmental department, agency or instrumentality nor to the best of its knowledge is there any basis therefor. The Company and the Subsidiaries are not bound or adversely affected by or in default with respect to any judgment, order, writ,
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injunction or decree of any court or of any governmental department, agency or instrumentality.

            (f) Financial Statements. The Financial Statements (as that term is hereinafter defined) are true, correct and complete in all material respects and in conformity with the books and records of the Company, have been prepared in accordance with generally accepted accounting principles and practices consistently applied through the periods covered (except as otherwise stated therein) and fairly present in all material respects the financial condition and results of operations of the Company, as at the dates thereof and for the periods covered thereby.

            (g) No Adverse Changes. Since October 31, 1997 there have been no changes in the financial condition, assets, liabilities, operating results or business of the Company or the Subsidiaries, other than changes in the ordinary course of business, which has been, individually or in the aggregate, materially adverse, nor has there been any material damage, destruction or loss of any of its property, and the business and operations of the Company and each of the Subsidiaries has been conducted only in the usual, regular and ordinary course.

            (h) Taxes. The Company and each of the Subsidiaries (i) has filed all applicable federal, state, county and local tax and franchise returns and reports required to be filed by it and has paid (or, as to taxes not currently due and payable, has made adequate provision in accordance with generally accepted accounting principles for the payment of) all income and other taxes, assessments, franchise fees and other governmental charges required by law (including, without limitation, withholding, social security, payroll and similar taxes) and all interest and penalties, if any, thereon and (ii) is not a party to any pending action or proceeding by any governmental authority for the assessment or collection of any taxes, assessments, franchise fees or other governmental charges and no claim for any thereof is pending.

            (i) Authorization; Validity. This Agreement has been duly authorized and constitutes the valid and legally binding obligations of the Company in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency and other laws relating to or affecting creditors' rights generally and subject also to general principles of equity affecting the right to specific performance and injunctive relief.
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            (j) Approvals. No authorization or approval of, or filing with, or compliance with any applicable order, judgment, decree, statute, rule or regulation of, any court or governmental authority, or approval, consent, release or action of any third party, is required in connection with the execution and delivery by the Company of, or the performance or satisfaction of any agreement of the Company contained in or contemplated by, this Agreement.

            (k) Capital Stock; Ownership. The authorized securities of the Company consists of 10,000,000 shares of Common Stock, $.01 par value, of which, as of the date hereof, 4,850,398 are outstanding. The Company has reserved 596,400 shares of Common Stock for issuance pursuant to stock options which are either outstanding but not yet exercised, or authorized under a stock option plan but not subject to a grant. The Company has no other outstanding stock options, warrants or other convertible securities. Set forth as Exhibit D attached hereto is a list of certain shareholders of the Company.

            (l) Complete Disclosure. No representation, warranty or statement, written or oral, made by the Company in this Agreement or in any schedule, exhibit, certificate or other document furnished or to be furnished to the Limited Partnership, including any and all documents filed with the Securities and Exchange Commission within the past 12 months, pursuant hereto or otherwise, in connection with the transactions contemplated hereby, has contained, contains or will contain at the closing date any untrue statement of a material fact or has omitted, omits or will omit at the closing date a material fact required to be stated therein or necessary to make the statements contained therein not misleading. Without limiting the generality of the foregoing, the Company is current in all filings required under the Exchange Act.

            (m) Additional Representations. The Company represents and warrants that:

                  (i) The Investment to be consummated by the Limited Partnership in the Company is NOT opposed by its board of directors;

                 (ii) The Company is NOT a real estate or real estate operating company;

                (iii)  The Company is NOT undergoing a bankruptcy
                       liquidation;
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                 (iv)  The securities to be issued upon consummation of the
                       Investment are either exercisable for, or convertible into, equity securities at a pre-determined exercise price or conversion ratio;

                  (v) The Company and its subsidiaries are NOT domiciled in any country that is, at the time of the closing of the Investment and will ensure that, at the time of the conversion or partial conversion of any of the Debentures, a participant in an international boycott illegal under United States law or opposed by the United States government;

                 (vi) The Company is NOT an investment company registered or required to be registered under the Investment Company Act of 1940, as amended;

                (vii) The Company conducts NO operations in Northern Ireland and will ensure that at the time of the conversion or partial conversion of any of the Debentures that it conducts NO operations in Northern Ireland unless the Company com-plies with the MacBride principles and the Limited Partnership agrees that the Company complies with the MacBride principles. For purposes of this Certificate, a corporation will be considered to be "conducting opera-tions in Northern Ireland" if it has facili-ties and employees in Northern Ireland, either directly or through one or more subsidiaries; and

               (viii) The Company is NOT and shall NOT be engaged in any form of business in Iran which could be considered contrary to the foreign policy or national interests of the United States.

            (n) Use of Proceeds. The Company represents it shall use and apply the proceeds from the loan funded through the First (Second) Subordinated Debenture only for such purpose as set forth in this Agreement.

            (o) Summit Bank. The Company represents and warrants it shall pay in full all loans issued by Summit Bank with the proceeds of the First Subordinated Debenture.
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            (p) Insurance. The Company represents and warrants that it has general liability insurance with a maximum limit of $10,467,000 and a deductible of 2% with a $25,000 minimum, which management of the Company believes is sufficient to replace a substantial loss of its assets.

      9. Receipt of Disclosure Documents. The General Partner of the Limited Partnership acknowledges that it has received and reviewed copies of the following (the "Financial Statements") from the Company: (i) its Annual Report on Form 10-KSB for the fiscal year ended April 30, 1997 (the "1997 10-KSB"), including, without limitation, its audited consolidated balance sheets as of April 30, 1997 and 1996, the consolidated statements of operations, stockholders' equity and cash flows for the fiscal years ended April 30, 1997 and 1996, and the related notes thereto, which have been certified by Arthur Andersen LLP, independent public accountants, and (ii) its Quarterly Report on Form 10-QSB for the quarter ended October 31, 1997, including, without limitation, its unaudited consolidated balance sheets as of October 31, 1997 and the unaudited consolidated statements of operations, stockholders' equity and cash flows for the six months ended October 31, 1997 and 1996 and notes thereto.

      10. Conditions Precedent.

            (a) Conditions Precedent to Obligation of the Limited Partnership. The obligation of the Limited Partnership to consummate the transactions provided for in this Agreement shall be subject to the fulfillment at or prior to the closing of each of the following conditions (any or all of which may be waived, in whole or in part, by the General Partner of the Limited Partnership in its discretion):

                  (i) Each of the representations and warranties made by the Company in this Agreement shall, except as otherwise contemplated or permitted by this Agreement, be true and correct in all material respects on and as of the date of closing as if made at and as of such time; the Company shall have each duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the closing; and the Limited Partnership shall have received the Company's certificates, dated the date of closing, to the foregoing effect.

                  (ii) the Company shall execute and deliver to the Limited Partnership such agreements, instruments and documents as the Limited Partnership shall reasonably request to effectuate the transactions contemplated by this Agreement.
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            (b) Conditions Precedent to Obligation of the Company. The
obligation of the Company to consummate the transactions provided for in this Agreement shall be subject to the fulfillment at or prior to the closing of each of the following conditions (any or all of which may be waived, in whole or in part, by the Company in its discretion):

                  (i) Each of the representations and warranties of the Limited Partnership in, or in any instrument delivered in connection with or pursuant to, this Agreement shall, except as otherwise contemplated or permitted by this Agreement, be true and correct in all material respects on and as of the date of closing as if made at and as of such time; the Limited Partnership shall have duly performed and complied in all material respects with all agreements, covenants, and conditions required by this Agreement to be performed or complied with by it prior to or at the closing; and the Company shall have received the General Partner's certificate on behalf of the Limited Partnership, dated the date of closing, to the foregoing effect.

                  (ii) the General Partner on behalf of the Limited Partnership shall execute and deliver to the Company such agreements, instruments and documents as the Company shall reasonably request to effectuate the transactions contemplated by this Agreement.

      11. Notices. All notices, requests, demands and other communications required or permitted under this Agreement or the Debentures shall be in writing and shall be deemed to have been duly given if delivered by overnight delivery service and telecopier, addressed to the parties at their respective addresses set forth or referred to on the first page of this Agreement, with copies to their respective counsel, Milberg Weiss Bershad Hynes & Lerach LLP, Attention:
Arnold N. Bressler, Esq., One Pennsylvania Plaza, New York, New York 10119 (telecopier no. (212) 868 - 1229), in the case of the Company and Kenneth Lerman, Esq., 651 Day Hill Road, Windsor, Connecticut 06095 (telecopier no.
(860) 285 - 0139) in the case of the Limited Partnership, or to such other person or address as may be designated by like notice hereunder. The current telecopier numbers of the Company and the Limited Partnership are (201) 392 - 1118 and (860) 285 - 0139, respectively.

      12. Modifications. This Agreement may not be modified or discharged orally, but only in writing duly executed by the party to be charged.

      13. Successors and Assigns. All the covenants, stipulations, promises and agreements in this Agreement shall
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Page 13


bind the parties' respective successors and assigns, whether so expressed or not, provided, however, that the Company's agreements set forth in Section 4 hereof may not be assigned by the Limited Partnership.

      14. Headings. The headings of the various sections of this Agreement are for convenience of reference only and shall in no way modify any of the terms or provisions of this Agreement.

      15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

      16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

            If the foregoing is in accordance with your understanding, kindly so indicate by signing this letter in the place provided below.

                              Very truly yours,

                              PIONEER VENTURES ASSOCIATES
                              LIMITED PARTNERSHIP
                              By:   Ventures Management
                                    Partners, LLC, Its
                                    General Partner

                                    By:  Pioneer Ventures Corp.,
                                         Its Managing Member


                                    By  /s/ Robert A. Lerman
                                        -----------------------------
                                        Robert A. Lerman, President

AGREED:

INITIO, INC.


By /s/ Martin Fox, President
   -----------------------------
      Martin Fox, Pres.

                                                                       EXHIBIT C

            1. Substantially all of the Company's assets are subject to a security interest granted to Summit Bank (as successor to United Jersey Bank), which security interest will be released concurrently with the closing.

            2. The Company's Carson City, Nevada property is subject to a mortgage in favor of Sierra Bank of Nevada, securing a loan, the principal amount and outstanding interest of which is less than $1,000,000.

            3. The land on which the Company's Carson City, Nevada warehouse facility is situated is leased from an unrelated third party. The lease expires on September 30, 2037.

                                                                       EXHIBIT D

                             Principal Shareholders

                                            No. of                %
         Name                               Shares            Ownership
         ----                               ------            ---------

(1)Daniel DeStefano                         737,358             15.20

(1)Daniel DeStefano                         112,138              2.31
Retirement Plan Trust
Trustee: Daniel DeStefano

DeStefano Children Trust                    530,546             10.94
c/o John McConeghy
42 Sterling Lane
Wayne, New Jersey 07470
Trustees: John McConeghy
          Alfred DeStefano

(1)Martin Fox                             1,170,808             21.56

(1)Martin Fox Retirement                     85,941              1.77
   Plan Trust

(1)LFM Associates, Inc.                      15,855               .33
  Retirement Trust

(1)Samantha Fox Trust                        80,449              1.66
   Trustees: Martin Fox,
   Rita Fox, Melvyn I. Weiss

(1)Joshua Fox Trust                          56,535              1.16
   Trustees: Martin Fox,
   Rita Fox, Melvyn I. Weiss

--------
      (1) The address for these individuals and entities is c/o Initio, Inc., 2001 Tonnelle Avenue, North Bergen, New Jersey 07047.
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To facilitate the foregoing, each of the current directors is delivering to
________________ (the "Escrow Agent"), pursuant to the terms and conditions of the Escrow Agreement between the Escrow Agent, the Company and the Limited Partnership, dated the date hereof, undated, signed resignations. The Company undertakes to deposit with the Escrow Agent undated, signed resignations from each director who may hereafter be elected d director of the Company for so long as any principal amount remains outstanding under the Debentures.